                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS
             Quarterly Unaudited Computation of Per Share Earnings


                                       Year Ended December 31, 1999
                                  --------------------------------------
                                    1st       2nd       3rd       4th
                                  Quarter   Quarter   Quarter   Quarter
                                  --------  --------  --------  --------
                                              (in thousands)
Net income                         $   30    $  106    $  608    $1,416
Preferred stock dividends            (475)     (482)     (491)     (511)
                                   ------    ------    ------    ------
Net (loss) income available
 to common shareholders            $ (445)   $ (376)   $  117    $  905
                                   ======    ======    ======    ======

Weighted average common
 shares outstanding:
 Basic                              1,061     1,061     1,061     1,061
 Diluted                            1,061     1,061     5,094     4,129


                                      Year Ended December 31, 1998
                                  ------------------------------------
                                    1st       2nd       3rd       4th
                                  Quarter   Quarter   Quarter   Quarter
                                  -------   -------   -------   -------
                                             (in thousands)
Net income                         $   98    $  137    $  129    $  648
Preferred stock dividends            (433)     (441)     (450)     (466)
                                   ------    ------    ------    ------
Net (loss) income available
 to common shareholders            $ (335)   $ (304)   $ (321)   $  182
                                   ======    ======    ======    ======

Weighted average common
 shares outstanding:
 Basic                              1,058     1,059     1,059     1,060
 Diluted                            1,058     1,059     1,059     5,030


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